EXHIBIT 10.16
TESORO LOGISTICS LP
NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM
Cash Compensation

Board Service
Annual Retainer:	$45,000
Board Meeting Fees:
In-Person	$1,500
Telephonic	$1,500

Committee Service
Audit Committee:
Chair Annual Retainer:	$10,000
Other Standing Committees:
Chair Annual Retainer:	$10,000

Committee Meeting Fees:
In-Person	$1,500
Telephonic	$1,500
Equity Compensation

Annual Retainer:	Annual unit-based award of phantom limited partnership units with a value of $50,000, granted during the first quarter of the year (the “Annual Equity Retainer”). Each Annual Equity Retainer will vest in full on the one-year anniversary of the date of grant, contingent on continued service by the director. Awards will include distribution equivalent rights (DERs) reflecting cash distributions on underlying units. DERs will be paid in cash at the time such awards vest.
Expense Reimbursement
Directors will be reimbursed for travel and lodging expenses they incur in connection with attending meetings of the Board of Directors or its committees.